Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers and geologists, we hereby consent to the incorporation by reference of our name and our estimates of reserves contained in the Annual Report on Form 10-K of Noble Energy, Inc. for the year ended December 31, 2014, and to the references to our company under the heading “Experts” in this Registration Statement on Form S-4 and the related prospectus that is a part hereof of Noble Energy, Inc.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ J. Carter Henson, Jr.
J. Carter Henson, Jr., P.E.
Senior Vice President

Houston, Texas

June 29, 2015